Exhibit 10.3

GUARANTY

This GUARANTY (this “Guaranty”) dated as of March 19, 2024 is made by AEON Biopharma Sub, Inc., a Delaware corporation (“Guarantor”), in favor and for the benefit of Daewoong Pharmaceutical Co., LTD., a company organized and existing under the laws of the Republic of Korea (“Purchaser”).

Reference is made to (i) that certain Subscription Agreement dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Purchase Agreement”; all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement) pursuant to which the Purchaser desires to purchase from AEON Biopharma, Inc., a Delaware corporation and parent corporation of Guarantor (the “Company”), two convertible promissory notes (collectively, the “Notes”) in the aggregate initial principal amount of $15,000,000.

In consideration of the substantial direct and indirect benefits derived by Guarantor from the transactions under the Purchase Agreement and the Notes, and in order to induce Purchaser to enter into the Purchase Agreement and purchase the Notes, the parties hereto hereby agree as follows:

1.Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance of all present and future obligations, principal, capitalized principal, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by the Company under or relating to the Purchase Agreement and the Notes, plus all costs, expenses and fees (including the reasonable fees and expenses of Purchaser’s counsel) in any way relating to the enforcement or protection of Purchaser’s rights hereunder (collectively, the “Obligations”).
2.Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:
(a)Any illegality, invalidity or unenforceability of any Obligation or the Purchase Agreement or the Notes or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.
(b)Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the Purchase Agreement or the Notes.
(c)Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations.
(d)Any default, failure or delay, willful or otherwise, in the performance of the Obligations.
(e)Any change, restructuring or termination of the corporate structure, ownership or existence of Guarantor or the Company or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting restructuring, release or discharge of any Obligations.

(f)Any failure of Purchaser to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now or hereafter known to Purchaser, Guarantor waiving any duty of Purchaser to disclose such information.
(g)The failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of Guarantor or any other guarantor or surety with respect to the Obligations.
(h)The failure of Purchaser to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Purchase Agreement and the Notes or otherwise.
(i)The existence of any claim, set-off, counterclaim, recoupment or other rights that Guarantor or the Company may have against Purchaser (other than a defense of payment or performance).
(j)Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the Purchase Agreement or the Notes or any existence of or reliance on any representation by Purchaser that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.
3.Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:
(a)Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.
(b)This Guaranty is a guaranty of payment and performance and not of collection. Purchaser shall not be obligated to enforce or exhaust its remedies against the Company or under the Purchase Agreement or the Notes before proceeding to enforce this Guaranty.
(c)This Guaranty is a direct guaranty and independent of the obligations of the Company under the Purchase Agreement and the Notes. Purchaser may resort to Guarantor for payment and performance of the Obligations whether or not Purchaser shall have resorted to any other remedies or shall have proceeded against the Company or any other guarantors with respect to the Obligations. Purchaser may, at Purchaser’s option, proceed against Guarantor and the Company, jointly and severally, or against Guarantor only without having obtained a judgment against the Company.
(d)Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Purchaser protect, secure, perfect or insure any lien or any property subject thereto.
(e)Notwithstanding anything contained herein to the contrary, the Obligations of Guarantor shall be limited to the maximum amount so as to not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any applicable state law or otherwise to the extent applicable to this Guaranty and the Obligations of Guarantor hereunder.

(f)Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by Purchaser upon the insolvency, bankruptcy or reorganization of the Company.
(g)Guarantor agrees that upon and following the occurrence of any Event of Default (as defined in the Notes) any indebtedness of the Company now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Company to Purchaser; and such indebtedness of the Company to Guarantor shall be collected, enforced and received by Guarantor as trustee for Purchaser and be paid over to Purchaser on account of the indebtedness of the Company to Purchaser but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
4.Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.
5.Payments.  All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto (all such taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein, in the Purchase Agreement and the Notes.
6.Representations and Warranties. To induce Purchaser to enter into the Purchase Agreement and the Notes, Guarantor represents and warrants that: (a) it is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes Guarantor’s valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty have been duly and validly authorized by all necessary action, will not violate any order, judgment or decree to which Guarantor or any of its assets may be subject and no other proceedings on the part of the either Guarantor are necessary to authorize this Guaranty; and (d) Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.
7.Corporate Existence.  Guarantor covenants and agrees that it shall maintain its corporate existence, remain in good standing in Delaware, and continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor.  Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.  Notwithstanding the foregoing, nothing herein shall prevent Guarantor from merging with and into the Company, with the Company as the surviving corporation in such merger.
8.Notices. Any notice or communication provided for by this Guaranty shall be in writing and shall be delivered in person, or sent by telecopy or fax or electronic mail, or mailed, first class, postage prepaid, or sent by internationally recognized overnight delivery service addressed to the Company, the Guarantor or the Purchaser at their respective addresses, email addresses or fax numbers set forth on the signature page hereto.  All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed or emailed.
9.Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not, without the prior written consent of Purchaser, assign any of its rights, powers or obligations hereunder. Purchaser may assign this Guaranty and its rights hereunder without the consent of Guarantor or Company. Any attempted assignment by Guarantor or Company in violation of this section shall be null and void.
10.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(i)This Guaranty and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
(ii)Any claim, complaint, or action brought under this Guaranty shall be brought in a court of competent jurisdiction in the State of Delaware, whose courts shall have exclusive jurisdiction over claims, complaints, or actions brought under this Guaranty, and the parties hereby agree and submit to the personal jurisdiction and venue thereof. Each of the parties hereto irrevocably waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court.
(iii)THE PARTIES HERETO EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH AND ANY PARTY HERETO MAY FILE A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(iv)This Section 10 shall survive the termination of this Guaranty and the repayment of all obligations..
11.Cumulative Rights. Each right, remedy and power hereby granted to Purchaser or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Purchaser at any time or from time to time.
12.Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

13.Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty constitutes the sole and entire agreement of Guarantor and Purchaser with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original of this Guaranty.
14.Titles and Subtitles.  The titles and subtitles used in this Guaranty are used for convenience only and are not to be considered in construing or interpreting this Guaranty.
15.Counterparts.  This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  This Guaranty may also be executed and delivered by facsimile or other electronic delivery of signature.
16.Severability.  If one or more provisions of this Guaranty are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Guaranty, (ii) the balance of this Guaranty shall be interpreted as if such provision were so excluded and (iii) the balance of this Guaranty shall be enforceable in accordance with its terms.
17.Entire Agreement. This Guaranty, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
18.Further Assurances.  The Parties agree to execute and deliver, or cause to be duly executed and delivered, such further instruments, agreements and documents and do and cause to be done such further acts and things, as may be necessary or as the other Party may reasonably request for the purpose of carrying out the intent of this Guaranty.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this guaranty as of the day and year first above written.

GUARANTOR:

AEON BIOPHARMA Sub, Inc.

By: /s/ Marc Forth

Name: Marc Forth

Title:   Chief Executive Officer

Address: 5 Park Plaza, Suite 1750, Irvine, CA 92614

PURCHASER:

Daewoong PHARMACEUTICAL co., ltd.

By: /s/ Sengho Jeon

Name: Sengho Jeon
Title: President & CEO

Address: 12, Bongeunsa-ro 114, Gangnam-gu, Seoul

The undersigned hereby acknowledges receipt of a copy of the foregoing Guaranty and consents to the terms thereof, as of the date first above written.

AEON BIOPHARMA, INC.

By: /s/ Marc Forth

Name: Marc Forth

Title:   President and Chief Executive Officer

Address: 5 Park Plaza, Suite 1750, Irvine, CA 92614